  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 2000
                                                   REGISTRATION NO. 333-_______

===============================================================================





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                       NUCENTRIX BROADBAND NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                73-1435149
       (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)                 Identification No.)

                         200 CHISHOLM PLACE, SUITE 200
                               PLANO, TEXAS 75075
          (Address of principal executive offices, including zip code)
                              --------------------

                NUCENTRIX BROADBAND NETWORKS, INC. FIRST AMENDED
                     AND RESTATED 1999 SHARE INCENTIVE PLAN
                            (Full title of the plan)

                           J. CURTIS HENDERSON, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                       NUCENTRIX BROADBAND NETWORKS, INC.
                         200 CHISHOLM PLACE, SUITE 200
                               PLANO, TEXAS 75075
                                 (972) 423-9494
           (Name, address and telephone number of agent for service)

                                    copy to:

                             RODNEY L. MOORE, ESQ.
                             VINSON & ELKINS L.L.P.
                          2001 ROSS AVENUE, SUITE 3700
                            DALLAS, TEXAS 75201-2975
                                 (214) 220-7700

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                                      Proposed
                                                    Proposed      maximum aggregate
       Title of securities    Amount to be      maximum offering   offering price       Amount of
         to be registered      registered     price per share (1)     price (1)      registration fee
-----------------------------------------------------------------------------------------------------
Common Stock, $0.001 par
value per share ........   400,000 shares (2)      $23.906           $9,562,400.00       $2,524.47
-----------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based upon the sales price of the Company's Common Stock on The Nasdaq Stock Market on October 3, 2000.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on the securities covered by this Registration Statement.

===============================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         The Registrant hereby incorporates by reference into this Registration Statement the following document:

         The Registrant's Registration Statement on Form S-8, Registration No. 333-79913, as filed with the Securities and Exchange Commission on June 3, 1999.

         This Registration Statement on Form S-8 is registering 400,000 additional shares of common stock of Nucentrix Broadband Networks, Inc. (the "Company"), par value $.001 per share, pursuant to the Company's First Amended and Restated 1999 Share Incentive Plan, as amended.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
4.1     --        Nucentrix Broadband Networks, Inc. First Amended and Restated
                  1999 Share Incentive Plan (incorporated by reference to
                  Exhibit 4.1 to the Registrant's Registration Statement on
                  Form S-8, Registration No. 333-79913)

4.2     --        First Amendment to the Nucentrix Broadband Networks, Inc.
                  First Amended and Restated 1999 Share Incentive Plan
                  (incorporated by reference to Exhibit 10.2 to the
                  Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)

5.1     --        Opinion of Vinson & Elkins L.L.P.

23.1    --        Consent of KPMG LLP

23.2    --        Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

24.1    --        Powers of Attorney (included in the signature pages hereto)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 29th day of September, 2000.

                  NUCENTRIX BROADBAND NETWORKS, INC.


                  By:  /s/ Carroll D. McHenry
                       --------------------------------------------------
                       Carroll D. McHenry
                       Chairman of the Board, President, Chief Executive Officer and Acting Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints Carroll D. McHenry as his or her attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

        Signature                                    Capacity                                  Date
        ---------                                    --------                                  ----
/s/ Carroll D. McHenry                 Chairman of the Board, President, Chief         September 29, 2000
---------------------------            Executive Officer and Acting Chief
Carroll D. McHenry                     Financial Officer (Principal Executive
                                       Officer and Acting Principal Financial
                                       Officer)


/s/ Amy E. Ivanoff                     Controller (Principal Accounting                September 29, 2000
---------------------------            Officer)
Amy E. Ivanoff

/s/ Richard B. Gold                    Director                                        September 15, 2000
---------------------------
Richard B. Gold

/s/ Terry S. Parker                    Director                                        September 29, 2000
---------------------------
Terry S. Parker

/s/ Neil S. Subin                      Director                                        September 14, 2000
------------------
Neil S. Subin

/s/ R. Ted Weschler                    Director                                        September 29, 2000
---------------------------
R. Ted Weschler

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
4.1     --        Nucentrix Broadband Networks, Inc. First Amended and Restated
                  1999 Share Incentive Plan (incorporated by reference to
                  Exhibit 4.1 to the Registrant's Registration Statement on
                  Form S-8, Registration No. 333-79913)

4.2     --        First Amendment to the Nucentrix Broadband Networks, Inc.
                  First Amended and Restated 1999 Share Incentive Plan
                  (incorporated by reference to Exhibit 10.2 to the
                  Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)

5.1     --        Opinion of Vinson & Elkins L.L.P.

23.1    --        Consent of KPMG LLP

23.2    --        Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

24.1    --        Powers of Attorney (included in the signature pages hereto)
